Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Lake Forest, IL, January 30, 2018 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2017 net income of $269 million, or $2.84 per share and $1.56 per share excluding special items.  Fourth quarter net sales were $1.7 billion in 2017 and $1.5 billion in 2016.  Full year 2017 net income was $669 million, or $7.07 per share and $6.02 per share excluding special items.  Full year 2017 net sales were $6.4 billion compared to 2016 net sales of $5.8 billion.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31			December 31
	2017	2016	Change	2017	2016	Change
Reported Diluted EPS	$2.84	$1.17	$1.67	$7.07	$4.75	$2.32
Special Items Expense (Income) (1)	(1.28)	0.06	(1.34)	(1.05)	0.13	1.18
Diluted EPS excluding Special Items	$1.56	$1.23	$0.33	$6.02	$4.88	$1.14

(1) For descriptions and amounts of our special items, see the schedules with this release.

Special items in the fourth quarter and full year 2017 include, among other items, various tax-related items resulting from the Tax Cut and Jobs Act that was signed on December 22, 2017.  Excluding special items, the $.33 per share increase in fourth quarter 2017 earnings compared to the fourth quarter of 2016 was driven primarily by higher prices and mix $.51 and volumes $.12 in our Packaging segment, higher volumes $.01 in our Paper segment, and the final insurance recovery related to the DeRidder Mill incident $.07.  These items were partially offset by lower prices and mix ($.03) in our Paper segment, higher freight expense ($.04), higher input costs ($.04), higher operating costs ($.11), higher converting costs ($.02), higher annual outage expenses ($.10), and higher corporate and other costs ($.04).

Compared to fourth quarter guidance of $1.50 per share, lower than expected recycled fiber prices were offset by higher labor, medical and benefits costs in our box plants.  Results were negatively impacted by ($.01) per share due to a slightly higher tax rate, offset by the final insurance recovery related to the DeRidder Mill incident of $.07 per share.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31		December 31
	2017	2016	2017	2016
Segment income (loss)
Packaging	$266.9	$177.5	$943.7	$711.1
Paper	3.4	33.1	61.5	138.1
Corporate and Other	(18.3)	(17.7)	(74.0)	(68.9)
	$252.0	$192.9	$931.2	$780.3

Segment income (loss) excluding special items
Packaging	$257.1	$183.2	$939.6	$725.5
Paper	11.5	35.8	95.3	142.5
Corporate and Other	(17.3)	(17.7)	(73.7)	(68.6)
	$251.3	$201.3	$961.2	$799.4

EBITDA excluding special items
Packaging	$340.4	$259.2	$1,257.1	$1,018.8
Paper	26.3	50.0	152.6	199.2
Corporate and Other	(15.6)	(16.4)	(67.6)	(63.5)
	$351.1	$292.8	$1,342.1	$1,154.5

In the Packaging segment, total corrugated products shipments with one additional workday were up 9.8% and shipments per day were up 8.0% over last year’s fourth quarter.   Containerboard production was 1,006,000 tons, and containerboard inventory (including inventory for the fourth quarter 2017 acquisition of Sacramento Container) was up 38,000 tons compared to the fourth quarter of 2016 and up 48,000 tons from the third quarter of 2017.  In the Paper segment, sales volumes in the fourth quarter of 2017 were up 20,000 tons compared to last year’s fourth quarter, while production volumes were lower due to scheduled outages.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Demand in our Packaging segment remained very strong as sales volumes in both our containerboard mills and our corrugated products plants set all-time records. Record production in our containerboard mills allowed us to build some inventory to prepare for scheduled first quarter outages at three of our mills when our production volume will be significantly reduced.  Higher year over year inflation came in close to where we expected, and the employees at our containerboard mills and corrugated products facilities did a great job working extra hours during the quarter and over the holiday periods to meet our customers’ needs in a timely manner.  Additionally, we are off to a great start with the integration of Sacramento Container, and we were able to finalize our claim related to the DeRidder Mill incident with our insurance carrier which enables us to offset the negative impact to earnings from earlier in the year.”

“Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan added, “we expect continued strong demand in our Packaging segment, although our containerboard volumes will be lower due to scheduled outages at three of our mills during the quarter. We will continue to implement our recently announced price increases in our Paper segment and expect volume to be slightly lower. We expect inflation in almost all areas across our entire cost base. We anticipate continued higher freight costs as well as higher labor and benefits costs with annual wage increases and other timing-related expenses.  Although we anticipate price inflation on recycled fiber to be fairly flat, we do expect some inflation in our energy costs and with most of our chemical, and repair and materials costs, and seasonally colder weather will increase energy usage and wood costs.  Our depreciation and interest expense will be slightly higher as well.  Considering these items, we expect first quarter earnings of $1.52 per share”.

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items.  We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.  We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events.  We currently expect special items in the first quarter to include accounting charges, fees, and expenses related to the Wallula Mill paper machine conversion from paper to linerboard and the Sacramento Container Corporation acquisition.  Additional special items may arise due to first quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products and the third largest producer of uncoated freesheet paper in the United States.  PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2017 Earnings Conference Call

WHEN:	Wednesday, January 31, 2018 at 9:30 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 9:15 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	January 31, 2018 12:30 p.m. Eastern Time through February 14, 2018 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 98796102

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2017		2016		2017		2016
Net sales	$1,684.3		$1,476.6		$6,444.9		$5,779.0
Cost of sales	(1,312.6)	(1)	(1,149.5)	(3)	(4,972.7)	(1)	(4,503.3)	(3)
Gross profit	371.7		327.1		1,472.2		1,275.7
Selling, general, and administrative expenses	(133.7)		(125.1)		(522.6)		(471.1)
Other income (expense), net	14.0	(1)	(9.1)	(3)	(18.4)	(1)(2)	(24.3)	(3)
Income from operations	252.0		192.9		931.2		780.3
Interest expense, net	(28.0)	(1)	(24.4)		(102.6)	(1)	(91.8)
Income before taxes	224.0		168.5		828.6		688.5
Benefit (provision) for income taxes	44.9	(1)	(57.9)		(160.0)	(1)(2)	(238.9)
Net income	$268.9		$110.6		$668.6		$449.6

Earnings per share:
Basic	$2.85		$1.17		$7.09		$4.76
Diluted	$2.84		$1.17		$7.07		$4.75

Computation of diluted earnings per share under the two class method:
Net income	$268.9	$110.6	$668.6	$449.6
Less: Distributed and undistributed income available to participating securities	(2.1)	(1.0)	(5.6)	(4.4)
Net income attributable to PCA shareholders	$266.8	$109.6	$663.0	$445.2
Diluted weighted average shares outstanding	93.8	93.6	93.7	93.7
Diluted earnings per share	$2.84	$1.17	$7.07	$4.75

Supplemental financial information:
Capital spending	$116.8	$86.2	$343.0	$274.3
Cash balance	$216.9	$239.3	$216.9	$239.3

 ____________

(1)	The three and twelve months ended December 31, 2017 include the following:
a.

$7.6 million and $5.8 million, respectively, of income primarily related to the sale of land corresponding to the closure of a corrugated products facility, partially offset by closure costs related to corrugated products facilities, a paper administration facility, a corporate administration facility, and a lump sum settlement of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities, which were recorded in “Other income (expense), net” and “Cost of sales”, as appropriate.

b.

$0.9 million and $1.7 million, respectively, of charges related to the Sacramento Container Corporation acquisition and integration costs related to other recent acquisitions, which were recorded in “Other income (expense), net” and “Cost of sales”, as appropriate.

c.

$8.0 million and $33.4 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other income (expense), net” and “Cost of sales”, as appropriate.

d.	$1.9 million of expense related to the write-off of deferred debt issuance costs in connection with the December 2017 debt refinancing, which was recorded in “Interest expense, net”.
e.	$2.0 million gain related to the expiration of a repurchase option corresponding to timberland previously sold, which was recorded in “Other income (expense), net”.
f.

$122.1 million of estimated income tax benefit related to the enactment in December 2017 of the Tax Cuts and Jobs Act (H.R.1) primarily for the re-measurement of our net deferred tax liability as a result of the reduction in the U.S. corporate income tax rate.

(2)	The twelve months ended December 31, 2017 include the following:
a.

$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, Louisiana mill, which were recorded in “Other income (expense), net”.

b.

$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico, which was recorded in “Other income (expense), net”.

c.

$3.3 million of tax expense for the change in value of deferred taxes as a result of an internal legal entity consolidation that will simplify future operating activities, which was recorded in “Provision for income taxes”.

(3)	The three and twelve months ended December 31, 2016 include the following:
a.

$4.5 million and $11.9 million, respectively, of closure costs related to corrugated products facilities and a paper products facility and costs related to our withdrawal from a multiemployer pension plan for one of our corrugated products facilities. The costs were recorded within "Other income (expense), net" and "Cost of sales", as appropriate.

b.

$1.2 million and $4.5 million, respectively, of charges related to the acquisition and integration of TimBar Corporation and Columbus Container Corporation, which we recorded in “Other income (expense), net” and “Cost of sales”, as appropriate.

c.

$2.7 million of costs related to ceased production of softwood market pulp operations at our Wallula, Washington mill and the permanent shutdown of the No. 1 machine.  The restructuring costs are recorded within “Other income (expense), net” and “Cost of sales”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Segment sales
Packaging	$1,397.3	$1,196.9	$5,312.3	$4,584.8
Paper	267.5	253.8	1,051.8	1,093.9
Corporate and Other	19.5	25.9	80.8	100.3
	$1,684.3	$1,476.6	$6,444.9	$5,779.0

Segment income (loss)
Packaging	$266.9	$177.5	$943.7	$711.1
Paper	3.4	33.1	61.5	138.1
Corporate and Other	(18.3)	(17.7)	(74.0)	(68.9)
Income from operations	252.0	192.9	931.2	780.3
Interest expense, net	(28.0)	(24.4)	(102.6)	(91.8)
Income before taxes	$224.0	$168.5	$828.6	$688.5

Segment income (loss) excluding special items (1)
Packaging	$257.1	$183.2	$939.6	$725.5
Paper	11.5	35.8	95.3	142.5
Corporate and Other	(17.3)	(17.7)	(73.7)	(68.6)
	$251.3	$201.3	$961.2	$799.4

EBITDA excluding special items (1)
Packaging	$340.4	$259.2	$1,257.1	$1,018.8
Paper	26.3	50.0	152.6	199.2
Corporate and Other	(15.6)	(16.4)	(67.6)	(63.5)
	$351.1	$292.8	$1,342.1	$1,154.5

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Packaging
Segment income	$266.9	$177.5	$943.7	$711.1
Facilities closure and other costs	(8.7)	4.5	(7.2)	10.2
Acquisition and integration related costs	0.9	1.2	1.7	4.2
Expiration of timberland repurchase option	(2.0)	—	(2.0)	—
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(1.6)	—
Segment income excluding special items (1)	$257.1	$183.2	$939.6	$725.5

Paper
Segment income	$3.4	$33.1	$61.5	$138.1
Wallula mill restructuring	8.0	—	33.4	—
Facilities closure and other costs	0.1	—	0.4	1.7
Ceased production of market pulp at Wallula	—	2.7	—	2.7
Segment income excluding special items (1)	$11.5	$35.8	$95.3	$142.5

Corporate and Other
Segment loss	$(18.3)	$(17.7)	$(74.0)	$(68.9)
Facilities closure and other costs	1.0	—	1.0	—
Hexacomb working capital adjustment	—	—	(0.7)	—
Acquisition and integration related costs	—	—	—	0.3
Segment loss excluding special items (1)	$(17.3)	$(17.7)	$(73.7)	$(68.6)

Income from operations	$252.0	$192.9	$931.2	$780.3

Income from operations, excluding special items (1)	$251.3	$201.3	$961.2	$799.4

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2017				2016
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$224.0	$44.9	$268.9	$2.84	$168.5	$(57.9)	$110.6	$1.17
Special items (2):
Facilities closure and other costs	(7.6)	2.9	(4.7)	(0.05)	4.5	(1.6)	2.9	0.03
Acquisition and integration related costs	0.9	(0.4)	0.5	0.01	1.2	(0.4)	0.8	0.01
Wallula mill restructuring	8.0	(3.4)	4.6	0.05	—	—	—	—
Expiration of timberland repurchase option	(2.0)	0.8	(1.2)	(0.01)	—	—	—	—
Deferred debt issuance costs	1.8	(0.7)	1.1	0.01	—	—	—	—
Tax reform	—	(122.1)	(122.1)	(1.29)	—	—	—	—
Ceased production of market pulp at Wallula	—	—	—	—	2.7	(0.9)	1.8	0.02
Total special items	1.1	(122.9)	(121.8)	(1.28)	8.4	(2.9)	5.5	0.06
Excluding special items	$225.1	$(78.0)	$147.1	$1.56	$176.9	$(60.8)	$116.1	$1.23

	Full Year Ended
	December 31,
	2017				2016
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$828.6	$(160.0)	$668.6	$7.07	$688.5	$(238.9)	$449.6	$4.75
Special items (2):
Facilities closure and other costs	(5.8)	2.3	(3.5)	(0.04)	11.9	(4.2)	7.7	0.08
Acquisition and integration related costs	1.7	(0.7)	1.0	0.01	4.5	(1.6)	2.9	0.03
Wallula mill restructuring	33.4	(13.1)	20.3	0.21	—	—	—	—
Expiration of timberland repurchase option	(2.0)	0.8	(1.2)	(0.01)	—	—	—	—
Deferred debt issuance costs	1.8	(0.7)	1.1	0.01	—	—	—	—
Tax reform	—	(122.1)	(122.1)	(1.29)	—	—	—	—
Internal legal entity consolidation	—	3.3	3.3	0.04	—	—	—	—
DeRidder mill incident	5.0	(2.0)	3.0	0.03	—	—	—	—
Hexacomb working capital adjustment	(2.3)	0.9	(1.4)	(0.01)	—	—	—	—
Ceased production of market pulp at Wallula	—	—	—	—	2.7	(0.9)	1.8	0.02
Total special items	31.8	(131.3)	(99.5)	(1.05)	19.1	(6.7)	12.4	0.13
Excluding special items	$860.4	$(291.3)	$569.1	$6.02	$707.6	$(245.6)	$462.0	$4.88

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$268.9	$110.6	$668.6	$449.6
Interest expense, net	28.0	24.4	102.6	91.8
(Benefit) provision for income taxes	(44.9)	57.9	160.0	238.9
Depreciation, amortization, and depletion	107.7	93.6	391.4	358.0
EBITDA (1)	$359.7	$286.5	$1,322.6	$1,138.3
Special items:
Facilities closure and other costs	(7.8)	4.5	(6.0)	11.1
Acquisition and integration related costs	0.9	1.2	1.7	4.5
Wallula mill restructuring	0.3	—	23.1	—
Expiration of timberland repurchase option	(2.0)	—	(2.0)	—
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(2.3)	—
Ceased production of market pulp at Wallula	—	0.6	—	0.6
EBITDA excluding special items (1)	$351.1	$292.8	$1,342.1	$1,154.5

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Packaging
Segment income	$266.9	$177.5	$943.7	$711.1
Depreciation, amortization, and depletion	83.3	76.0	317.5	293.3
EBITDA (1)	350.2	253.5	1,261.2	1,004.4
Facilities closure and other costs	(8.7)	4.5	(7.2)	10.2
Acquisition and integration related costs	0.9	1.2	1.7	4.2
Expiration of timberland repurchase option	(2.0)	—	(2.0)	—
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(1.6)	—
EBITDA excluding special items (1)	$340.4	$259.2	$1,257.1	$1,018.8

Paper
Segment income	$3.4	$33.1	$61.5	$138.1
Depreciation, amortization, and depletion	22.5	16.3	67.6	59.6
EBITDA (1)	25.9	49.4	129.1	197.7
Facilities closure and other costs	0.1	—	0.4	0.9
Wallula mill restructuring	0.3	—	23.1	—
Ceased production of market pulp at Wallula	—	0.6	—	0.6
EBITDA excluding special items (1)	$26.3	$50.0	$152.6	$199.2

Corporate and Other
Segment loss	$(18.3)	$(17.7)	$(74.0)	$(68.9)
Depreciation, amortization, and depletion	1.9	1.3	6.3	5.1
EBITDA (1)	(16.4)	(16.4)	(67.7)	(63.8)
Facilities closure and other costs	0.8	—	0.8	—
Hexacomb working capital adjustment	—	—	(0.7)	—
Acquisition and integration related costs	—	—	—	0.3
EBITDA excluding special items (1)	$(15.6)	$(16.4)	$(67.6)	$(63.5)

EBITDA excluding special items (1)	$351.1	$292.8	$1,342.1	$1,154.5

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.